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                                 [Exhibit 5.1]

                        [Letterhead of Thompson Coburn]


                                August 27, 1996


Zoltek Companies, Inc.
3101 McKelvey Road
St. Louis, Missouri  63044

            Re:   Registration Statement on Form S-3 --
                  2,300,000 Shares of Zoltek Companies, Inc.
                  Common Stock, $.01 par value
                  ----------------------------

Ladies and Gentlemen:

            With reference to the Registration Statement on Form S-3 (File No. 333-07547) (the "Registration Statement") filed by Zoltek Companies, Inc., a Missouri corporation (the "Company"), on July 3, 1996, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the proposed issuance and sale by the Company of 2,000,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), and an aggregate of up to 300,000 shares of the Common Stock which may be sold by the Company pursuant to an over-allotment option granted pursuant to the Underwriting Agreement referenced below, all as provided in the Registration Statement, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation, as amended and restated, By-Laws, as amended and restated, resolutions adopted by the Board of Directors relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Registration Statement.

            Based solely on the foregoing, we are of the opinion that:

            1. The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

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Zoltek Companies, Inc.
August 27, 1995
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            2.    The Common Stock to be sold by the Company, when sold and
delivered to and paid for by the Underwriters as provided in the Underwriting Agreement to be entered into among the Company and Merrill Lynch & Co. and Stifel, Nicolaus & Company, Incorporated, as Representatives of the several Underwriters (the form of which has been filed as Exhibit No. 1.1 to the Registration Statement), will have been legally issued, fully paid and nonassessable.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the section of the Prospectus entitled "Legal Matters." We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Common Stock in accordance with the Registration Statement.

                                    Very truly yours,

                                    /s/ Thompson Coburn